                                                                Exhibit 99.2
To Our Stockholders, Customers, and Employees

                      Mueller's Third Quarter Earnings

     We are pleased to report Mueller's net income for the third quarter was $31.3 million, or 84 cents per diluted share. This compares with $51.6 million, or $1.38 per diluted share, for the third quarter of 2006, which included a one-time tax benefit of 28 cents per diluted share.

     Our earnings for the third quarter of 2007 were the second best third quarter in our history, and were achieved despite the steep decline in the housing market.

     Net sales for the three months ended September 29, 2007 were $693.7 million, compared with net sales of $636.0 million for the third quarter of 2006.

     Our Plumbing and Refrigeration segment posted third quarter operating earnings of $52.3 million and includes a one-time gain of approximately $8.9 million (pre-tax) pertaining to a copper antitrust litigation settlement. Our OEM segment posted operating earnings of $5.6 million during the third quarter of 2007.

     We believe the decline in the housing market is nearing a bottom, and that indicators of a recovery phase will be evident by mid-2008, and then gradually pick up momentum.

     Meanwhile, the commercial-industrial sector of the construction industry has been in an upward trend, having grown by fifteen percent over the year before. Mueller's margins, in this sector of our business, have historically been good.

     We have noted that many of our customers have reduced their in-house inventories of our products, in part due to the volatile copper market. However, this means that any improvement in our markets, will result in immediate business for Mueller.

     The undersigned, Bill O'Hagan, Chief Executive Officer, has been diagnosed with lung cancer and will undergo treatment. I will remain active as Chief Executive Officer, although my treatment regimen may require absences from time to time.

     Mueller's Board of Directors has extended the employment term of Harvey L. Karp, Chairman of the Board, until December 31, 2008, subject to year-to-year extensions thereafter.

     We are pleased to announce that Greg Christopher has been named Chief Operating Officer. Greg is 45 years old and has been with Mueller since 1992 in increasingly significant management positions.

Sincerely,

/S/Harvey L. Karp                      /S/William D. O'Hagan
Harvey L. Karp                         William D. O'Hagan
Chairman of the Board                  President and Chief Executive Officer

October 26, 2007

                          MUELLER INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share data)
                                               For the Quarter Ended
                                        September 29,           September 30,
                                             2007                    2006
                                                     (Unaudited)
Net sales                                $   693,682             $   635,998

Cost of goods sold                           603,219                 528,946
Depreciation and amortization                 11,582                  10,462
Selling, general, and
   administrative expense                     36,246                  34,787
Copper antitrust litigation
   settlement                                 (8,865)                      -
                                           ----------             ----------

   Operating income                           51,500                  61,803
Interest expense                              (5,384)                 (5,085)
Other income, net                              4,060                   1,452
                                          ----------              ----------

   Income before income taxes                 50,176                  58,170
Income tax expense                           (18,852)                 (6,591)
                                          ----------              ----------

Net income                               $    31,324             $    51,579
                                          ==========              ==========

Weighted average shares
   for basic earnings per share               37,075                  36,976
Effect of dilutive stock options                 234                     379
                                          ----------              ----------

Adjusted weighted average shares
   for diluted earnings per share             37,309                  37,355
                                          ----------              ----------

Basic earnings per share                 $      0.84             $      1.39
                                          ==========              ==========

Diluted earnings per share               $      0.84             $      1.38
                                          ==========              ==========

Dividends per share                      $      0.10             $      0.10
                                          ==========              ==========

                          MUELLER INDUSTRIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF INCOME (continued)
                   (In thousands, except per share data)
                                              For the Nine Months Ended
                                        September 29,           September 30,
                                             2007                    2006
                                                     (Unaudited)
Net sales                                $ 2,076,111             $ 1,966,700

Cost of goods sold                         1,801,543               1,623,053
Depreciation and amortization                 33,854                  31,033
Selling, general, and
   administrative expense                    110,144                 109,435
Copper antitrust litigation
   settlement                                 (8,865)                      -
                                          ----------              ----------

   Operating income                          139,435                 203,179
Interest expense                             (16,567)                (15,161)
Other income, net                             10,938                   3,398
                                          ----------              ----------

   Income before income taxes                133,806                 191,416
Income tax expense                           (47,171)                (47,722)
                                          ----------              ----------

Net income                               $    86,635             $   143,694
                                          ==========              ==========

Weighted average shares
   for basic earnings per share               37,054                  36,853
Effect of dilutive stock options                 185                     396
                                          ----------              ----------

Adjusted weighted average shares
   for diluted earnings per share             37,239                  37,249
                                          ----------              ----------

Basic earnings per share                 $      2.34             $      3.90
                                          ==========              ==========

Diluted earnings per share               $      2.33             $      3.86
                                          ==========              ==========

Dividends per share                      $      0.30             $      0.30
                                          ==========              ==========

                          MUELLER INDUSTRIES, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)
                                        September 29,           December 30,
                                             2007                    2006
                                                     (Unaudited)
Assets

Cash and cash equivalents                $   273,211             $   200,471
Accounts receivable, net                     351,707                 281,679
Inventories                                  231,228                 258,647
Other current assets                          35,669                  35,397
                                          ----------              ----------

     Total current assets                    891,815                 776,194

Property, plant, and equipment, net          320,082                 315,064
Other assets                                 189,975                 177,649
                                          ----------              ----------
                                         $ 1,401,872             $ 1,268,907
                                          ==========              ==========

Liabilities and Stockholders' Equity

Current portion of long-term debt        $    33,669             $    35,998
Accounts payable                             134,569                  96,095
Other current liabilities                    129,294                 123,426
                                          ----------              ----------

     Total current liabilities               297,532                 255,519

Long-term debt                               307,988                 308,154
Pension and postretirement liabilities        45,220                  36,599
Environmental reserves                         9,159                   8,907
Deferred income taxes                         42,030                  46,408
Other noncurrent liabilities                   1,995                   2,206
                                          ----------              ----------

     Total liabilities                       703,924                 657,793

Minority interest in subsidiaries             22,419                  22,300

Stockholders' equity                         675,529                 588,814
                                          ----------              ----------

                                         $ 1,401,872             $ 1,268,907
                                          ==========              ==========

     Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's SEC filings. These filings are available through our website at www.muellerindustries.com.
                                      -4-